Exhibit 99.1

CRYOMASS TECHNOLOGIES BEGINS TRIALS OF USER-READY EQUIPMENT	2022-05-02, 6:28 AM

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CRYOMASS TECHNOLOGIES BEGINS TRIALS OF USER-READY EQUIPMENT

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CryoMass Technologies Inc →

May 02, 2022, 07:11 ET

DENVER, May 2, 2022 /PRNewswire/ -- CryoMass Technologies Inc. (the “Company”) has begun real-time trials of a full-scale, user-ready model of its patented cryogenic system for capturing the high-value elements of hemp and cannabis plants. The device occupies 160 square feet of floor space, stands 11 feet tall and operates with ultra-cold liquid nitrogen.

Click below to see a video of the CryoMass machine in operation.

The goals of the trials are:

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CRYOMASS TECHNOLOGIES BEGINS TRIALS OF USER-READY EQUIPMENT	2022-05-02, 6:28 AM

●	To determine the most efficient throughput rates for different types of gross plant material. Efficient throughput rates allow the equipment to operate continuously, without costly down time.

●	To measure the percentage of a plant’s valuable cannabinoids (held in a plant’s trichomes) that are captured by the system at various settings of system controls.

●	To measure the system’s consumption of liquid nitrogen.

●	To assess the effects on machine parts of direct contact with liquid nitrogen.

●	To develop proprietary data capturing systems, to measure and record improved efficiencies, cost savings and end product quality.

Preliminary results indicate:

●	Efficient throughput rates are between 400 and 600 kilograms of gross plant material per hour.

●	Capture rates (the share of a plant’s cannabinoids that are captured by the system) are between 96% and 97% at the settings tested.

●	No failure of machine parts with direct contact with liquid nitrogen has occurred.

Conventional methods of capturing cannabinoids are costly, requiring extensive handling and controlled drying. And they generally entail the loss of one-third or so of a plant’s cannabinoid-bearing trichomes. CryoMass Technologies’ preliminary trial results reinforce management’s opinion that the current device as is offers compelling time, cost and quality advantages to any large-scale cultivator or processor of hemp or cannabis.

Those advantages may apply to processors of other botanicals, since our process eliminates many steps and bottlenecks associated with existing practices.

The common stock of CryoMass Technologies Inc. trades on the OTC QB market under the symbol CRYM. For further information, please contact the Company by email at investors@cryomass.com or by telephone at +1 833 256 2382. The Company will welcome your inquiry.

This press release is not an offer of securities, or a solicitation for purchase, subscription or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company’s SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company’s products, internal funding and the financial condition of the Company, product roll-out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CRYOMASS TECHNOLOGIES BEGINS TRIALS OF USER-READY EQUIPMENT	2022-05-02, 6:28 AM

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company’s SEC filings with respect to related risk factors.

SOURCE CryoMass Technologies Inc

Related Links

cryomass.com

SOURCE CryoMass Technologies Inc

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